Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications
760-741-2111 ext. 1177

REALTY INCOME ANNOUNCES RECORD FIRST QUARTER OPERATING RESULTS

ESCONDIDO, CALIFORNIA, April 28, 2011...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O), today announced operating results for the first quarter ended March 31, 2011. All per share amounts presented in this press release are on a diluted per common share basis, unless stated otherwise.

COMPANY HIGHLIGHTS:

For the quarter ended March 31, 2011 (as compared to the same quarterly period in 2010):
● Revenue increased 18.4% to $97.8 million as compared to $82.6 million
● FFO available to common stockholders increased 21.2% to $56.6 million
● FFO per share increased 6.7% to $0.48
● AFFO per share increased 6.5% to $0.49
● Net income available to common stockholders per share increased to $0.25
● Portfolio occupancy increased to 96.8% from 96.6% last quarter
● Same store rents increased 1.1% to $81.3 million
● Invested $150.7 million in 26 new properties and properties under development
● Raised $285.5 million from a common stock offering
● Dividends paid per common share increased 0.9%
● The monthly dividend increased for the 54th consecutive quarter to an annualized amount of $1.73475 per share
● Initiated a Dividend Reinvestment and Stock Purchase Plan

Financial Results

Revenue
Revenue, for the quarter ended March 31, 2011, increased 18.4% to $97.8 million as compared to $82.6 million for the same quarter in 2010.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended March 31, 2011, was $29.9 million as compared to $24.1 million for the same quarter in 2010. Net income per share, for the quarter ended March 31, 2011, was $0.25 as compared to $0.23 for the same quarter in 2010.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. Impairments and/or gains on property sales vary from quarter to quarter. This variance can significantly impact net income.

During the first quarter of 2011, income from continuing operations available to common stockholders was $0.25 per share as compared to $0.22 per share for the same quarter in 2010.

FFO Available to Common Stockholders
Funds from Operations (FFO), for the quarter ended March 31, 2011, increased 21.2% to $56.6 million as compared to $46.7 million for the same quarter in 2010. FFO per share, for the quarter ended March 31, 2011, increased 6.7% to $0.48 as compared to $0.45 for the same quarter in 2010.

AFFO Available to Common Stockholders
Adjusted Funds from Operations (AFFO), for the quarter ended March 31, 2011, increased 22.3% to $58.2 million as compared to $47.6 million for the same quarter in 2010. AFFO per share, for the quarter ended March 31, 2011, increased 6.5% to $0.49 as compared to $0.46 for the same quarter in 2010.

The Company considers FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. AFFO further adjusts FFO for unique revenue and expense items which are not pertinent to the measurement of our ongoing operating performance. See our reconciliation of net income available to common stockholders to FFO and AFFO on page six.

Dividend Information
In March 2011, Realty Income announced the 54th consecutive quarterly dividend increase, which is the 61st increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of March 31, 2011, was $1.73475 per share. The amount of the monthly dividends paid, for the first quarter, increased 0.9% to $0.433 per share from $0.429 per share in the same quarter of 2010. Through March 31, 2011, the Company has paid 488 consecutive monthly dividends.

Real Estate Portfolio Update

As of March 31, 2011, Realty Income’s portfolio of freestanding, single-tenant properties consisted of 2,519 properties located in 49 states, leased to 125 retail chains and other commercial enterprises doing business in 31 industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.5 years.

Portfolio Management Activities
The Company’s portfolio of commercial real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of March 31, 2011, portfolio occupancy was 96.8% with 81 properties available for lease out of a total of 2,519 properties in the portfolio, as compared to 96.6% portfolio occupancy as of December 31, 2010.

Rent Increases
During the quarter ended March 31, 2011, same store rents on 2,167 properties under lease increased 1.1% to $81.3 million, as compared to $80.4 million for the same quarter in 2010.

Property Acquisitions
During the first quarter of 2011, Realty Income invested $150.7 million in 26 new properties and properties under development. The new properties are located in 15 states and are 100% leased with an initial average lease term of 16.6 years and an initial average lease yield of 7.9%.

Included in the first quarter 2011 acquisitions are $130.1 million of purchases that are part of a previously announced $544 million transaction to acquire a portfolio of net-leased properties consisting of single-tenant distribution, retail, and office properties. The Company anticipates the remainder of the properties in this portfolio should close during the next four to six months.

Realty Income maintains a $425 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. As of March 31, 2011, there were no outstanding borrowings on the Company’s acquisition credit facility and the full $425 million was available to fund new property acquisitions. In addition, the Company had cash and cash equivalents of $129.7 million at March 31, 2011.

Property Dispositions
Realty Income continued to successfully execute its asset disposition program in the first quarter of 2011. The objective of this program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company's real estate portfolio, increase the average lease length, or decrease tenant or industry concentration.

During the quarter ended March 31, 2011, Realty Income sold three properties for $1.1 million, which resulted in a gain on sales of $129,000.

Other Activities

Offering of 8.625 Million Shares of Common Stock
In March 2011, Realty Income issued 8,625,000 shares of the Company’s common stock, including 1,125,000 shares purchased by the underwriters upon the exercise of their over-allotment option. Net proceeds, after underwriting discounts and offering expenses payable to the Company, were approximately $285.5 million.

Dividend Reinvestment and Stock Purchase Plan
In March 2011, Realty Income implemented a dividend reinvestment and stock purchase plan that will be administered by the Company’s transfer agent, Wells Fargo Shareowner Services.

Crest Net Lease
Crest is focused on acquiring and subsequently marketing net-leased properties for sale. Crest did not acquire or sell any properties during the first quarter. At March 31, 2011, Crest’s property inventory consisted of three properties held for investment. During the first quarter, Crest did not contribute to Realty Income’s FFO per share.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer Tom A. Lewis said, “We are pleased to report substantial increases in both rental revenue and funds from operations (FFO) during the first quarter of 2011. In addition, our net-leased property portfolio continued to exhibit strong performance in the first quarter of 2011 with occupancy increasing to 96.8% from 96.6%, at the end of the last quarter of 2010, and same store rents on 2,167 properties under lease also increased 1.1% versus the same quarter a year ago.”

“We’ve had a very productive first quarter for new property acquisitions. We invested $150.7 million in 26 new properties, which included some properties that were part of a $544 million transaction that we announced earlier in the quarter. The 26 new properties were acquired at a lease yield of 7.9% and an initial average lease term of 16.6 years. We continue to see a substantial flow of acquisition opportunities for review and believe that this year should be a strong year for adding attractive acquisitions to our existing portfolio. Increasing and further diversifying our sources of revenue, by entering into lease agreements with quality tenants, continues to be our focus as we seek additional acquisitions.”

“We also were successful in accessing capital to permanently fund the acquisitions we have announced thus far. We raised approximately $286 million through a common stock offering during the quarter and were very pleased that demand exceeded our expectations for this stock offering. With $129 million of cash on hand and no balance on our $425 million acquisition credit facility, we continue to have excellent liquidity and funds available to capitalize on the opportunities that may arise.”

“Finally, our solid operating performance allowed us to increase the amount of the dividend again this quarter. Providing monthly dividends that increase over time is our mission, so we remain focused on operating the business in a manner that supports the payment of monthly dividends to our shareholders that increase over time.”

FFO Commentary
Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2011 Estimates
The Company estimates that 2011 FFO per share should range from $1.98 to $2.04 per share, an increase of 8.2% to 11.5% over the 2010 FFO per share of $1.83. FFO per share for 2011 is based on an estimated net income per share range of $1.10 to $1.16 plus estimated real estate depreciation of $0.90 and reduced by potential gains on sales of investment properties of $0.02 per share (in accordance with NAREIT’s definition of FFO).

The Company estimates that 2011 Adjusted Funds from Operations (AFFO) per share should range between $2.03 to $2.07 per share, or an increase of 9.1% to 11.3% in annual AFFO growth, compared to its 2010 AFFO per share of $1.86. Per share AFFO for 2011 is based on adding back items to FFO totaling $0.07 to $0.08, that reduce net income in accordance with Generally Accepted Accounting Principles (GAAP), and deducting capitalized expenditures and straight-line rent revenue items totaling $0.03 to $0.04, for a net increase of $0.03 to $0.05 over FFO.

About Realty Income
Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of March 31, 2011, the Company had paid 488 consecutive monthly dividends throughout its 42-year operating history. The monthly income is supported by the cash flows from over 2,500 properties owned under long-term lease agreements with regional and national retail chains and other commercial enterprises. The Company is an active buyer of net-leased properties nationwide. Additional information about the Company can be obtained from the corporate website at www.realtyincome.com.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/invest/newsroom-library/press-releases.shtml.

CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2011 and 2010
(dollars in thousands, except per share amounts)
	2011	2010
REVENUE
Rental	$97,616	$82,512
Other	140	106
Total revenue	97,756	82,618

EXPENSES
Depreciation and amortization	26,810	23,041
Interest	25,122	21,395
General and administrative	7,870	6,711
Property	1,983	1,971
Income taxes	368	277
Total expenses	62,153	53,395
Income from continuing operations	35,603	29,223
Income from discontinued operations:
Real estate acquired for resale by Crest	222	211
Real estate held for investment	174	771
Total income from discontinued operations	396	982

Net income	35,999	30,205
Preferred stock cash dividends	(6,063)	(6,063)
Net income available to common stockholders	$29,936	$24,142

Funds from operations available to common stockholders (FFO)	$56,598	$46,652
Adjusted funds from operations available to common stockholders (AFFO)	$58,239	$47,615

Per share information for common stockholders:
Income from continuing operations, basic and diluted	$0.25	$0.22
Net income, basic and diluted	$0.25	$0.23

FFO, basic and diluted(1)
FFO before Crest contribution	$0.47	$0.45
Crest Net Lease	$0.00	$0.00
Total FFO	$0.48	$0.45

AFFO, basic and diluted	$0.49	$0.46

Cash dividends paid per share	$0.433	$0.429

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

	Three Months Ended 3/31/11	Three Months Ended 3/31/10

Net income available to common stockholders	$29,936	$24,142
Depreciation and amortization:
Continuing operations	26,810	23,041
Discontinued operations	43	250
Depreciation of furniture, fixtures & equipment	(62)	(78)
Gain on sales of investment properties, discontinued operations	(129)	(703)
Funds from operations available to common stockholders	$56,598	$46,652

FFO per common share, basic and diluted	$0.48	$0.45

Dividends paid to common stockholders	$51,123	$44,764

FFO in excess of dividends paid to common stockholders	$5,475	$1,888

Weighted average number of common shares used for computation per share:
Basic	118,960,878	103,606,241
Diluted	119,109,044	103,686,440

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets reduced by gains on sales of investment properties and extraordinary items.

ADJUSTED FUNDS FROM OPERATIONS (AFFO)
(dollars in thousands, except per share amounts)

Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution).
	Three Months Ended 3/31/11	Three Months Ended 3/31/10

Net income available to common stockholders	$29,936	$24,142
Cumulative adjustments to calculate FFO(1)	26,662	22,510
FFO available to common stockholders	56,598	46,652
Amortization of share-based compensation	2,180	1,761
Amortization of deferred note financing costs(2)	376	341
Provisions for impairment	200	34
Capitalized leasing costs and commissions	(269)	(292)
Capitalized building improvements	(674)	(643)
Straight-line rent revenue(3)	(172)	(238)
Total AFFO available to common stockholders	$58,239	$47,615

AFFO per common share, basic and diluted	$0.49	$0.46

Dividends paid to common stockholders	$51,123	$44,764

AFFO in excess of dividends paid to common stockholders	$7,116	$2,851

(1)	See FFO calculation above for reconciling items.
(2)

Amortization of deferred note financing costs includes the amortization of costs incurred and capitalized when our notes were issued in March 2003, November 2003, March 2005, September 2005, September 2006, September 2007 and June 2010. These costs are being amortized over the lives of these notes. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

(3)	A negative amount indicates that our straight-line rent revenue was greater than our actual cash rent collected.

HISTORICAL FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended March 31,	2011	2010	2009	2008	2007

Net income available to common stockholders	$29,936	$24,142	$24,021	$23,698	$30,260
Depreciation and amortization	26,791	23,213	22,911	22,896	18,085
Gain on sales of investment properties	(129)	(703)	(198)	(657)	(1,806)
Total FFO	$56,598	$46,652	$46,734	$45,937	$46,539

Total FFO per diluted share	$0.48	$0.45	$0.45	$0.46	$0.46

Total FFO	$56,598	$46,652	$46,734	$45,937	$46,539
Add (less) FFO contributed by Crest	(180)	(206)	125	194	(1,748)
FFO before Crest contribution	$56,418	$46,446	$46,859	$46,131	$44,791

FFO components, per diluted share(1):
FFO before Crest contribution	$0.47	$0.45	$0.45	$0.46	$0.45
Crest FFO contribution	$0.00	$0.00	$0.00	$0.00	$0.02

Total FFO	$0.48	$0.45	$0.45	$0.46	$0.46

AFFO	$58,239	$47,615	$47,675	$48,707	$47,068

AFFO per diluted share	$0.49	$0.46	$0.46	$0.49	$0.47

Cash dividends paid per share	$0.433	$0.429	$0.425	$0.410	$0.380
Diluted shares outstanding	119,109,044	103,686,440	103,445,044	100,365,576	100,276,300

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS
As of March 31, 2011 and December 31, 2010
(dollars in thousands, except per share amounts)

	2011	2010
ASSETS
Real estate, at cost:
Land	$1,547,899	$1,520,413
Buildings and improvements	2,681,780	2,592,449
Total real estate, at cost	4,229,679	4,112,862
Less accumulated depreciation and amortization	(736,770)	(711,615)
Net real estate held for investment	3,492,909	3,401,247
Real estate held for sale, net	4,064	3,631
Net real estate	3,496,973	3,404,878
Cash and cash equivalents	129,707	17,607
Accounts receivable, net	10,506	11,301
Goodwill	17,206	17,206
Other assets, net	116,164	84,598
Total assets	$3,770,556	$3,535,590

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$20,356	$19,051
Accounts payable and accrued expenses	23,804	47,019
Other liabilities	16,248	22,555
Line of credit payable	--	--
Notes payable	1,600,000	1,600,000
Total liabilities	1,660,408	1,688,625

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 13,900,000 issued and outstanding in 2011 and 2010	337,790	337,790
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 126,828,609 and 118,058,988 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	2,351,962	2,066,287
Distributions in excess of net income	(579,604)	(557,112)
Total stockholders’ equity	2,110,148	1,846,965
Total liabilities and stockholders’ equity	$3,770,556	$3,535,590

Realty Income Performance vs. Major Stock Indices

			Equity						NASDAQ
	Realty Income		REIT Index(1)		DJIA		S&P 500		Composite
	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total
	Yield	Return(2)	Yield	Return(3)	Yield	Return(3)	Yield	Return(3)	Yield	Return(4)

1995	8.3%	42.0%	7.4%	15.3%	2.4%	36.9%	2.3%	37.6%	0.6%	39.9%
1996	7.9%	15.4%	6.1%	35.3%	2.2%	28.9%	2.0%	23.0%	0.2%	22.7%
1997	7.5%	14.5%	5.5%	20.3%	1.8%	24.9%	1.6%	33.4%	0.5%	21.6%
1998	8.2%	5.5%	7.5%	(17.5%)	1.7%	18.1%	1.3%	28.6%	0.3%	39.6%
1999	10.5%	(8.7%)	8.7%	(4.6%)	1.3%	27.2%	1.1%	21.0%	0.2%	85.6%
2000	8.9%	31.2%	7.5%	26.4%	1.5%	(4.7%)	1.2%	(9.1%)	0.3%	(39.3%)
2001	7.8%	27.2%	7.1%	13.9%	1.9%	(5.5%)	1.4%	(11.9%)	0.3%	(21.1%)
2002	6.7%	26.9%	7.1%	3.8%	2.6%	(15.0%)	1.9%	(22.1%)	0.5%	(31.5%)
2003	6.0%	21.0%	5.5%	37.1%	2.3%	28.3%	1.8%	28.7%	0.6%	50.0%
2004	5.2%	32.7%	4.7%	31.6%	2.2%	5.6%	1.8%	10.9%	0.6%	8.6%
2005	6.5%	(9.2%)	4.6%	12.2%	2.6%	1.7%	1.9%	4.9%	0.9%	1.4%
2006	5.5%	34.8%	3.7%	35.1%	2.5%	19.0%	1.9%	15.8%	0.8%	9.5%
2007	6.1%	3.2%	4.9%	(15.7%)	2.7%	8.8%	2.1%	5.5%	0.8%	9.8%
2008	7.3%	(8.2%)	7.6%	(37.7%)	3.6%	(31.8%)	3.2%	(37.0%)	1.3%	(40.5%)
2009	6.6%	19.3%	3.7%	28.0%	2.6%	22.6%	2.0%	26.5%	1.0%	43.9%
2010	5.1%	38.6%	3.5%	27.9%	2.6%	14.0%	1.9%	15.1%	1.2%	16.9%
YTD Q1 2011	5.0%	3.5%	3.5%	7.5%	2.4%	7.1%	1.9%	5.9%	0.8%	4.8%
Compounded Average Annual Total Return(5)		17.8%		11.0%		9.6%		8.5%		8.2%

Note: All of these Dividend Yields are calculated as annualized dividend based on last dividend paid in applicable time period divided by closing price as of period end. Dividend Yield sources: NAREIT website and Bloomberg.

     (1) FTSE NAREIT US Equity REIT Index, as per NAREIT website.
   (2) Calculated as closing stock price as of period end plus dividends paid in period divided by closing stock price as of end of previous period.  Does not include reinvestment of dividends.
    (3) Includes reinvestment of dividends. Sources: NAREIT website and Factset.
    (4) Price only index, does not include dividends. Source: Factset.
   (5) All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income's NYSE listing on October 18, 1994 through March 31, 2011, and assuming reinvesment of dividends, except for NASDAQ.
Past performance does not guarantee future performance.  Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Property Type

The following table sets forth certain property type information regarding Realty Income’s property portfolio (excluding properties owned by Crest) as of March 31, 2011 (dollars in thousands):

		Approximate	Rental Revenue for	Percentage of
	Number of	Leasable	the Quarter Ended	Rental
Property Type	Properties	Square Feet	March 31, 2011(1)	Revenue
Retail	2,475	19,788,400	$89,185	91.2%
Agriculture	14	184,500	4,883	5.0
Industrial	15	782,400	1,535	1.6
Manufacturing	4	572,500	1,531	1.6
Distribution	8	1,003,300	494	0.5
Office	3	218,000	115	0.1
Totals	2,519	22,549,100	$97,743	100.0%

(1)	Includes rental revenue for all properties owned by Realty Income at March 31, 2011, including revenue from properties reclassified as discontinued operations of $127.

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:
	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended March 31, 2011	Dec 31, 2010	Dec 31, 2009	Dec 31, 2008	Dec 31, 2007	Dec 31, 2006	Dec 31, 2005
Apparel stores	1.5%	1.2%	1.1%	1.1%	1.2%	1.7%	1.6%
Automotive collision services	0.9	1.0	1.1	1.0	1.1	1.3	1.3
Automotive parts	1.2	1.4	1.5	1.6	2.1	2.8	3.4
Automotive service	4.2	4.7	4.8	4.8	5.2	6.9	7.6
Automotive tire services	5.6	6.4	6.9	6.7	7.3	6.1	7.2
Beverages	5.8	3.0	--	--	--	--	--
Book stores	0.1	0.1	0.2	0.2	0.2	0.2	0.3
Business services	*	*	*	*	0.1	0.1	0.1
Child care	5.8	6.5	7.3	7.6	8.4	10.3	12.7
Consumer electronics	0.6	0.6	0.7	0.8	0.9	1.1	1.3
Convenience stores	19.9	17.1	16.9	15.8	14.0	16.1	18.7
Crafts and novelties	0.2	0.3	0.3	0.3	0.3	0.4	0.4
Drug stores	3.8	4.1	4.3	4.1	2.7	2.9	2.8
Entertainment	1.1	1.2	1.3	1.2	1.4	1.6	2.1
Equipment services	0.2	0.2	0.2	0.2	0.2	0.2	0.4
Financial services	0.2	0.2	0.2	0.2	0.2	0.1	0.1
General merchandise	0.7	0.8	0.8	0.8	0.7	0.6	0.5
Grocery stores	1.7	0.9	0.7	0.7	0.7	0.7	0.7
Health and fitness	6.4	6.9	5.9	5.6	5.1	4.3	3.7
Home furnishings	1.2	1.3	1.3	2.4	2.6	3.1	3.7
Home improvement	1.8	2.0	2.2	2.1	2.4	3.4	1.1
Motor vehicle dealerships	2.5	2.6	2.7	3.2	3.1	3.4	2.6
Office supplies	0.9	0.9	1.0	1.0	1.1	1.3	1.5
Pet supplies and services	0.7	0.9	0.9	0.8	0.9	1.1	1.3
Private education	0.8	0.8	0.9	0.8	0.8	0.8	0.8
Restaurants	18.9	21.1	22.0	22.5	21.5	11.9	9.4
Shoe stores	0.2	0.1	--	--	--	--	0.3
Sporting goods	2.8	2.7	2.6	2.3	2.6	2.9	3.4
Theaters	8.1	8.9	9.2	9.0	9.0	9.6	5.2
Transportation services	0.7	0.2	0.2	0.2	0.2	0.3	0.3
Video rental	0.0	0.2	1.0	1.1	1.7	2.1	2.5
Other	1.5	1.7	1.8	1.9	2.3	2.7	3.0
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

* Less than 0.1%

(1)	Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations.

Tenant Diversification

Largest Tenants based on Percentage of Total Portfolio Rental Revenue at March 31, 2011
Diageo	5.7%	FreedomRoads/Camping World	2.7%
AMC Theatres	5.3%	La Petite Academy	2.6%
Northern Tier Energy/Super America	5.1%	TBC Corporation	2.6%
L.A. Fitness	5.0%	Couche-Tard/Circle K	2.5%
Hometown Buffet	5.0%	Sports Authority	2.3%
Friendly’s Ice Cream	4.0%	Boston Market	2.2%
The Pantry	3.6%	NPC International/Pizza Hut	2.2%
Rite Aid	3.0%

Lease Expirations

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) regarding the timing of the lease term expirations (excluding extension options) in our property portfolio of net leased properties as of March 31, 2011 (dollars in thousands):

	Total Portfolio				Initial Expirations(3)			Subsequent Expirations(4)
Year	Number of Leases Expiring(1)	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended March 31, 2011(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended March 31, 2011	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended March 31, 2011	% of Total Rental Revenue
2011	144	1,029,900	$3,987	4.2%	48	$2,003	2.1%	96	$1,984	2.1%
2012	129	890,100	2,984	3.1	37	1,212	1.3	92	1,772	1.8
2013	148	1,246,200	4,835	5.0	65	2,944	3.0	83	1,891	2.0
2014	116	906,700	3,486	3.6	41	1,866	1.9	75	1,620	1.7
2015	148	766,900	3,900	4.1	78	2,407	2.5	70	1,493	1.6
2016	138	569,100	2,741	2.9	111	2,116	2.2	27	625	0.7
2017	52	644,900	1,959	2.0	41	1,735	1.8	11	224	0.2
2018	50	1,220,300	2,403	2.5	42	2,193	2.3	8	210	0.2
2019	100	1,154,900	5,142	5.4	92	4,704	4.9	8	438	0.5
2020	85	1,032,700	3,952	4.1	75	3,678	3.8	10	274	0.3
2021	180	1,851,200	7,804	8.1	176	7,557	7.9	4	247	0.2
2022	100	553,700	3,115	3.2	99	3,067	3.2	1	48	*
2023	253	1,800,300	8,892	9.3	251	8,818	9.2	2	74	0.1
2024	63	570,000	2,413	2.5	63	2,413	2.5	--	--	--
2025-2043	722	6,950,800	38,451	40.0	704	38,123	39.7	18	328	0.3
Totals	2,428	21,187,700	$96,064	100.0%	1,923	$84,836	88.3%	505	$11,228	11.7%

*Less than 0.1%

(1)
Excludes ten multi-tenant properties and 81 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)
Includes rental revenue of $127 from properties reclassified as discontinued operations and excludes revenue of $1,679 from ten multi-tenant properties and from 81 vacant  and unleased properties at March 31, 2011.

(3)	Represents leases to the initial tenant of the property that are expiring for the first time.
(4)	Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio (excluding properties owned by Crest) as of March 31, 2011 (dollars in thousands):

			Approximate	Rental Revenue for	Percentage of
	Number of	Percent	Leasable	the Quarter Ended	Rental
State	Properties	Leased	Square Feet	March 31, 2011(1)	Revenue
Alabama	62	97%	420,200	$1,836	1.9%
Alaska	2	100	128,500	287	0.3
Arizona	82	98	510,200	2,837	2.9
Arkansas	17	94	92,400	381	0.4
California	82	99	1,675,500	10,608	10.9
Colorado	51	94	471,400	1,826	1.9
Connecticut	23	96	269,100	1,163	1.2
Delaware	17	100	33,300	432	0.4
Florida	170	95	1,769,900	7,063	7.2
Georgia	132	95	948,000	3,886	4.0
Hawaii	--	--	--	--	--
Idaho	12	83	80,700	318	0.3
Illinois	87	99	1,067,400	5,241	5.4
Indiana	81	95	729,900	3,525	3.6
Iowa	21	100	290,600	1,020	1.0
Kansas	32	91	631,900	1,212	1.2
Kentucky	23	100	127,900	693	0.7
Louisiana	32	100	184,900	906	0.9
Maine	3	100	22,500	162	0.2
Maryland	28	100	266,600	1,583	1.6
Massachusetts	64	98	575,400	2,549	2.6
Michigan	54	98	285,800	1,301	1.3
Minnesota	151	99	1,010,900	6,560	6.7
Mississippi	72	99	360,700	1,540	1.6
Missouri	64	95	679,600	2,198	2.2
Montana	2	100	30,000	77	0.1
Nebraska	19	95	196,300	492	0.5
Nevada	15	93	315,400	772	0.8
New Hampshire	14	100	109,300	587	0.6
New Jersey	33	100	261,300	1,943	2.0
New Mexico	9	100	58,400	198	0.2
New York	39	97	495,000	2,550	2.6
North Carolina	95	99	582,500	2,942	3.0
North Dakota	6	100	36,600	60	0.1
Ohio	137	93	1,083,600	3,327	3.4
Oklahoma	35	100	755,300	1,490	1.5
Oregon	18	94	297,300	863	0.9
Pennsylvania	102	99	774,200	3,599	3.7
Rhode Island	3	100	11,000	59	0.1
South Carolina	99	100	372,500	2,307	2.4
South Dakota	10	100	89,800	186	0.2
Tennessee	130	95	755,200	2,751	2.8
Texas	214	96	2,376,700	8,669	8.9
Utah	5	100	92,100	120	0.1
Vermont	4	100	12,700	128	0.1
Virginia	104	95	636,500	3,471	3.5
Washington	34	94	276,500	951	1.0
West Virginia	2	100	23,000	121	0.1
Wisconsin	27	93	269,200	953	1.0
Wyoming	1	0	5,400	0	0.0
Totals/Average	2,519	97%	22,549,100	$97,743	100.0%

(1)	Includes rental revenue for all properties owned by Realty Income at March 31, 2011, including revenue from properties reclassified as discontinued operations of $127.